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                                                                     EXHIBIT 2.7

                            WARRANT ESCROW AGREEMENT

        This WARRANT ESCROW AGREEMENT made as of November 29, 1999 ("Agreement"), by and among The TriZetto Group, Inc., a Delaware corporation with an office at 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660 (the "Company"), the Novalis Securityholders listed on the signature pages attached hereto ("Novalis Securityholders"), Silavon, Inc., a Delaware corporation ("Silavon"), ABS Capital Partners, L.P. (the "Representative"), and Stradling Yocca Carlson & Rauth, a Professional Corporation (the "Escrow Agent").

        WHEREAS, the Company is purchasing from the Novalis Securityholders all of the issued and outstanding capital stock of Novalis Corporation, a Delaware corporation ("Novalis") which immediately prior to the Closing, will consist of
(i) 1,186,559 shares of Series A Stock, (ii) 235,000 shares of Series B Stock,
(iii) 92,749.03 shares of Series C Stock, and (iv) 938,519 shares of Common Stock, pursuant to a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"), the terms of which (including the capitalized terms not otherwise defined herein) are specifically incorporated by reference herein; and

        WHEREAS, the Company, the Novalis Securityholders and Silavon desire to provide for the deposit with the Escrow Agent of $5,000,000 of the Cash Portion of the Purchase Price (such amount referred to herein as the "Escrowed Funds") until the release of the Escrowed Funds to QCA Health Plan, Inc. ("QCA") in connection with the consummation of the QCA Transactions (as defined in the Supplement to the Novalis Disclosure Schedule), or otherwise, in the manner contemplated by this Agreement; and

        WHEREAS, the Novalis Securityholders have caused the organization of Silavon, which is expected to be wholly-owned by the Novalis Securityholders upon consummation of the QCA Transactions, and desire to assign all of their right, title and interest in and to the Escrowed Funds to Silavon pursuant to the terms of this Agreement as consideration for the purchase of shares of common stock of Silavon as previously approved by the Board of Directors of Silavon; and

        WHEREAS, the Escrow Agent has consented to act as escrow agent and to receive and hold the Escrowed Funds to be deposited pursuant to the Stock Purchase Agreement in escrow for the account of the Company, upon the terms set forth therein and herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1. ASSIGNMENT OF ESCROWED FUNDS. As consideration for the purchase by the Novalis Securityholders of shares of common stock of Silavon in accordance with the terms previously approved by the Board of Directors of Silavon, the Novalis Securityholders hereby assign all of their right, title and interest in and to the Escrowed Funds to Silavon.

        2. ESCROW DEPOSIT. Pursuant to the Stock Purchase Agreement, the Escrow Agent shall receive and hold in escrow the Escrowed Funds paid by the Company, in a non-interest bearing account for Silavon (the "Escrow Account"). Upon the payment of the Escrowed Funds to the Escrow Agent, the Escrow Agent shall deposit the Escrowed Funds in the Escrow Account that shall be maintained on behalf of the Company at Wells Fargo Bank, 5 Corporate Plaza, Newport Beach, California 92660 (Account No. 0643108848).



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        3. LIMITATION OF ESCROW AGENT'S DUTIES. All parties hereto acknowledge that the duties of the Escrow Agent hereunder are solely ministerial in nature, and have been requested for their convenience. The Escrow Agent shall not be deemed to be the agent of any party hereto, or to have any legal or beneficial interest in the Escrow Account. The parties agree that the Escrow Agent shall not be liable for any act or omission taken or suffered in good faith with respect to this Agreement unless such act or omission is the result of the gross negligence or willful misconduct of the Escrow Agent. The parties acknowledge and agree that the Escrow Agent is counsel for the Company.

        4. BOOKS. The Escrow Agent shall keep accurate books and records of all transactions hereunder. The Company and the Representative shall have access to such books and records at all reasonable times.

        5. RELEASE OF ESCROWED FUNDS. If, on or before 11:59 p.m. (Newport Beach, California time), November 30, 1999 (or such later date as determined by the Company in its sole discretion) the Company and the Representative deliver to the Escrow Agent release notices in the forms attached hereto as Exhibit A and Exhibit B stating that the Escrow Agent is authorized to release the Escrowed Funds to QCA on behalf of Silavon (the "Release Notice"), then the Escrow Agent shall continue to hold the Escrowed Funds on behalf of Silavon until such time as the Representative provides wire transfer instructions for the transfer of the Escrowed Funds to QCA on behalf of Silavon; provided however, that, if the Escrow Agent does not receive wire transfer instructions from the Representative for the transfer of the Escrowed Funds to QCA on behalf of Silavon by the close of business (Newport Beach, California time) on the third business day following November 30, 1999, the Escrow Agent shall contact QCA directly to obtain appropriate wire transfer or other delivery instructions. The Company, the Novalis Securityholders and Silavon acknowledge and agree that the Company shall retain all right, title and interest in and to the Escrowed Funds unless and until the Escrow Agent receives a fully executed Release Notice pursuant to the terms of this Section 5, and that the Company shall have no right, title or interest in and to the Escrowed Funds following receipt by the Escrow Agent of a fully executed Release Notice.

        6. RETURN OF ESCROWED FUNDS. If by 11:59 p.m. (Newport Beach, California time), November 30, 1999 (or such later date as determined by the Company in its sole discretion) the Escrow Agent has not received a Release Notice from the Company and the Representative, the Escrow Agent shall return to the Company, by wire transfer on the next business day, an amount equal to the Escrowed Funds.

        7. TERMINATION. This Agreement and the obligations of the Escrow Agent hereunder shall cease in case the provisions of Paragraph 5 hereof become operative on the date such provisions become operative and the Escrow Agent takes all steps therein required to be performed by it, or in case the provisions of paragraph 6 hereof become operative on the date such provisions become operative and the Escrow Agent fully complies therewith.

        8. LIABILITY OF ESCROW AGENT. Nothing herein contained shall be deemed to obligate the Escrow Agent to pay or transfer any moneys hereunder, unless the provisions of this Agreement and the Stock Purchase Agreement have been complied with by the parties hereto. The Escrow Agent shall not be responsible in any manner for obtaining confirmation as to the consummation of the QCA Transactions. The Escrow Agent shall use reasonable diligence in the performance of its obligations hereunder, but shall be fully protected and indemnified by the Company with respect to any action taken or suffered under this Agreement in good faith by the Escrow Agent, and the Company hereby agrees to so indemnify the Escrow Agent from and against any and all costs, claims, expenses and liabilities


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(including reasonable attorneys' fees and expenses and amounts paid in settlement). The Escrow Agent may consult with other counsel, and shall be fully protected in respect to any action taken or suffered under this Agreement in good faith by the Escrow Agent in accordance with the opinion of such counsel. The Escrow Agent shall not be bound or in any way affected by any notice of any modification, cancellation, abrogation, or rescission of this Agreement, or of any fact or circumstance affecting or alleged to affect the rights or liabilities of the parties hereto other than as in this Agreement set forth, or affecting or alleged to affect the rights or liabilities or any other person, unless such modification, cancellation, abrogation, rescission, fact or circumstance is signified to it in writing, delivered to the Escrow Agent, signed by all the parties to this Agreement, and by all such other persons, nor, in the case of a modification, unless such modification shall be satisfactory to, and assented to in writing by, the Escrow Agent. The Escrow Agent may resign effective upon notice to the Company and the Representative.

        9. COMPENSATION. The Escrow Agent is acting as such as an accommodation to the Company, and is not receiving any separate fees as compensation for its services hereunder, other than indemnification as provided herein and reimbursement of its expenses.


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        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Warrant Escrow Agreement as of the date first set forth above.

                                   "ESCROW AGENT"

                                   STRADLING, YOCCA, CARLSON & RAUTH, a
                                   professional corporation

                                   By:
                                      ------------------------------------
                                      K.C. Schaaf, Vice President

                                   "COMPANY"

                                   THE TRIZETTO GROUP, INC.

                                   By:
                                      ------------------------------------

                                   "REPRESENTATIVE"

                                   ABS CAPITAL PARTNERS, L.P.

                                   By: ABS Partners, L.P.,
                                       its General Partner

                                        By:
                                           -------------------------------
                                        Name:  Frederick L. Bryant
                                        Title: General Partner

                                   "NOVALIS SECURITYHOLDERS"

                                   ABS CAPITAL PARTNERS, L.P.

                                   By:     ABS Partners, L.P.,
                                           its  General Partner

                                        By:
                                           -------------------------------
                                        Name:    Frederick L. Bryant
                                        Title:   General Partner


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                                        BANCBOSTON INVESTMENTS INC.

                                        By:
                                           -------------------------------
                                        Name:    Marcia T. Bates
                                        Title:   Vice President

                                   ST. PAUL FIRE AND MARINE INSURANCE
                                   COMPANY

                                   By:
                                      ------------------------------------
                                   Name:  Everett V. Cox
                                   Title: Authorized Representative

                                   ST. PAUL VENTURE CAPITAL V, L.L.C.`

                                   By:
                                      ------------------------------------
                                   Name:  Everett V. Cox
                                   Title:
                                         ---------------------------------

                                   EDISON VENTURE FUND III, L.P.

                                   By:  Edison Partners III, L.P.,
                                        its General Partner

                                        By:
                                           -------------------------------
                                        Name:     Gustav H. Koven
                                        Title:    General Partner

                                   GALEN EMPLOYEE FUND, L.P.
                                   By:
                                      ------------------------------------
                                   Name:     Bruce F. Wesson
                                   Title:    General Partner


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                                   GALEN PARTNERS II, L.P.

                                   By:  GWW Partners, L.P.,
                                        its General Partner

                                        By:
                                           -------------------------------
                                        Name:     Bruce F. Wesson
                                        Title:    General Partner

                                   GALEN PARTNERS INTERNATIONAL II, L.P.

                                   By:  GWW Partners, L.P.,
                                        its General Partner

                                        By:
                                           -------------------------------
                                        Name:  Bruce F. Wesson
                                        Title:    General Partner


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                                   "SILAVON"

                                   SILAVON, INC.

                                   By:
                                      -------------------------------
                                        Name:     Frederick L. Bryant
                                        Title:    President and Chief Executive
                                                  Officer


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                                    Exhibit A

                                 RELEASE NOTICE

        Pursuant to Section 5 of that certain Warrant Escrow Agreement made as of November 29, 1999 ("Escrow Agreement") by and among The TriZetto Group, Inc., a Delaware corporation (the "Company"), the Novalis Securityholders listed on the signature pages thereto ("Novalis Securityholders"), Silavon, Inc., a Delaware corporation ("Silavon"), ABS Capital Partners, L.P. (the "Representative"), and Stradling Yocca Carlson & Rauth, a Professional Corporation (the "Escrow Agent"), the undersigned hereby certifies: (1) the Assignment of Warrant in the form of Exhibit A has been executed and delivered; and (2) the Note Option Agreement in the form of Exhibit B has been executed and delivered.

        Accordingly, the undersigned hereby instructs the Escrow Agent to release the Escrowed Funds to QCA Health Plan, Inc. ("QCA") on behalf of Silavon in accordance with the terms of Section 5 of the Escrow Agreement and to hold such Escrowed Funds on behalf of Silavon until such time as the Escrowed Funds are delivered to QCA on behalf of Silavon in accordance with the terms of the Escrow Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Escrow Agreement.

                                   "REPRESENTATIVE"

                                   ABS CAPITAL PARTNERS, L.P.

                                   By: ABS Partners, L.P.,
                                        its General Partner

                                        By:
                                           -------------------------------
                                        Name:  Frederick L. Bryant
                                        Title:    General Partner

APPROVED:

        "Company"

        THE TRIZETTO GROUP, INC.

        By:
           -------------------------------
        Its:
            ------------------------------

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                                    Exhibit B

                                 RELEASE NOTICE

        Pursuant to Section 5 of that certain Warrant Escrow Agreement made as of November 29, 1999 ("Escrow Agreement") by and among The TriZetto Group, Inc., a Delaware corporation (the "Company"), the Novalis Securityholders listed on the signature pages thereto ("Novalis Securityholders"), Silavon, Inc., a Delaware corporation ("Silavon"), ABS Capital Partners, L.P. (the "Representative"), and Stradling Yocca Carlson & Rauth, a Professional Corporation (the "Escrow Agent"), the undersigned hereby certifies: (1) the filings and approvals contained in paragraphs two through six of that certain Consent Order dated November 19, 1999 of the Insurance Commissioner of the State of Arkansas shall have been satisfied.

        Accordingly, the undersigned hereby instructs the Escrow Agent to release the Escrowed Funds to QCA Health Plan, Inc. ("QCA") on behalf of Silavon in accordance with the terms of Section 5 of the Escrow Agreement and to hold such Escrowed Funds on behalf of Silavon until such time as the Escrowed Funds are delivered to QCA on behalf of Silavon in accordance with the terms of the Escrow Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Escrow Agreement.

                                   THE "COMPANY"

                                   THE TRIZETTO GROUP, INC.

                                   By:
                                      -------------------------------
                                   Its:
                                       ------------------------------

APPROVED:

        "REPRESENTATIVE"

        ABS CAPITAL PARTNERS, L.P.

        By:    ABS Partners, L.P.,
               its General Partner

               By:
                  -------------------------------
               Name:  Frederick L. Bryant
               Title: General Partner

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